Exhibit 99.9

                              CALL OPTION AGREEMENT

     THIS AGREEMENT is made as of the 19th day of December, 2002.

B E T W E E N:

                            WASANDA ENTERPRISES INC.

                                (the "Optioner")

                                     - and -

FRANK D'ANGELO

                                (the "Optionee")

RECITALS:

     WHEREAS the Optioner is the registered and beneficial owner of a warrant dated as of the date hereof (the "Warrant") entitling the Optioner to purchase up to 5,000,000 common shares (the "Shares") in the capital stock of D'Angelo Brands, Inc. (the "Corporation") at any time within five (5) years from and after the date thereof at the exercise price of six cents (.06) per Share in lawful currency of the United States of America, all on and subject to the terms and conditions set out in the Warrant;

     AND WHEREAS the Optioner has agreed to grant to the Optionee, who is the President of, and a director of, the Corporation, an option to purchase the Warrant from the Optioner or the Shares issued to the Optioner upon the exercise of the Warrant in whole or in part (the "Option"), all upon and subject to the terms and conditions set forth in this agreement;

     NOW THEREFORE, the parties agree as follows:

1. Call Option - The Optioner hereby grants to the Optionee the irrevocable Option, exercisable as set out below in Section 2, to purchase from the Optioner, and to require the Optioner to sell the Warrant or the Shares issued to the Optioner upon the exercise of the Warrant in whole or in part, in accordance with this Agreement. The Option is exercisable by the Optionee at any time and from time to time within seven (7) days after the date on which the Optioner exercises its right pursuant to the Warrant to acquire Shares, PROVIDED that the Optionee is then an executive officer and/or director of the Corporation. The Option shall only be exercisable in respect of the number of Shares for which the Optioner has exercised its right to acquire Shares. The within Option, if not exercised within the said time period, shall expire and be of no further force or effect in respect of the Shares for which the Warrant was exercised. In the event that the Warrant is exercised in part, the within Option shall remain in full force and effect, on the terms set out herein, in respect of that number of Shares for which the Optioner has not exercised its rights pursuant to the Warrant. This Option may only be exercised by the Optionee for the whole of the Shares for which the Optioner has exercised its right to acquire shares pursuant to the Warrant, and may not be exercised in part.

2. Manner of Exercise of Call Option - The Option may be exercised by the Optionee giving written notice to the Optioner (the "Call Notice") that the Option is being exercised, which Call Notice may be given at any time during the said seven (7) day period. In the event that Shares issued as a result of the exercise of the Warrant are issued to the Optioner prior to the expiry of the seven (7) day period, such Shares shall be transferred, assigned and conveyed to the Optionee in satisfaction of the Optioner's obligations hereunder, subject only to receipt of payment for same upon the terms set out herein. In the event that the Corporation has not issued the Shares to the Optioner at the time that the Optionee exercises the within Option, the Optioner shall direct the Corporation to issue the Shares resulting from the exercise of the Warrant to the Optionee directly, subject only to receipt of payment for same upon the terms set out herein.

3. Action by the Parties - In the event the Optionee exercises the Option:

     (a) Purchase Price - Upon the exercise of the within Option and compliance by the Optionee with the terms hereof, the Optioner shall sell to the Optionee and the Optionee shall purchase from the Optioner the Shares issued to the Optioner from time to time pursuant to the Warrant for an aggregate purchase price calculated in lawful currency of the United States of America equal to the "Market Price" (as that term is defined in the Warrant) multiplied by the number of Shares in respect of which the Optioner exercised the Warrant. The amount, so determined, shall be the "Purchase Price". The Purchase Price shall be payable in lawful currency of the United States of America by certified cheque or bank draft concurrently with the giving of the Notice, failing which the exercise of the Option in respect of such Shares shall be null, void and of no force or effect.

     (b) Delivery of Certificates, etc. - Subject to payment of the Purchase Price in the manner and at the time specified in Section 3(a) hereof, the Optioner shall transfer and deliver to the Optionee, and the Optionee shall accept from the Optioner either a direction to the Corporation as provided for in Section 2 hereof or certificates representing the Shares duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank.

4. Place of Delivery and Payment - Delivery of the direction or the share certificates as required by Section 3(b) hereof shall take place at 10:00 a.m. at the office of the Optioner on the third (3rd) clear business day after receipt by the Optioner of the Purchase Price.

5. No Disposition or Agreement to Dispose of Option Shares - The Optioner represents and warrants that it is the legal and beneficial owner of the Warrant with good and valid title thereto free and clear of any liens, pledges, encumbrances, security interests, charges, adverse claims, covenants or obligations of any kind or nature whatsoever and that it has full capacity, right and authority to enter into this Option and to perform and satisfy its obligations hereunder. The Optioner covenants that it shall not either directly or indirectly dispose of, alienate, charge, pledge or encumber the Warrant or enter into any agreement which does or could have the effect of limiting or restricting the rights of the Optionee hereunder to acquire the Warrant or the Shares, to the extent and at the time or times provided for herein. The Optioner further covenants that the foregoing representations and warranties will be accurate and complete in all respects at the time of delivery of the share certificates or direction pursuant to section 3(b) hereof.

6. Subdivision, Consolidation or Reclassification - In the event of any amendment to the Warrant or the Optioner's rights and entitlements thereunder resulting from a "Material Change" (as that term is defined in the Warrant), the Optioner shall deliver, at the time of any exercise thereafter of the Option hereby granted, such number of Shares or the entitlement thereto as would result from the Material Change if such exercise of the Option hereby granted had been prior to the date of such Material Change.

     The Optioner shall take all steps and do all things necessary within its control to ensure compliance with the provisions of this section, including delivery and surrender of the certificate or certificates representing the Warrant or the Shares to permit the issuance of any replacement certificates necessary to give effect to any Material Change as specified herein.

7. Notices - Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (referred to in this section as a "Notice") shall be sufficiently given if delivered or transmitted by facsimile or other form of recorded communication tested prior to transmission to such party:

     (a)  in the case of a notice to the Optioner
          to:                                       Wasanda Enterprises Inc.
                                                    150 Signet Drive
                                                    Weston  ON M9L 1T9

                                                    Attention:  Michael Florence

                                                    Fax No.: 416-401-3808

     (b)  in the case of a notice to the Optionee
          to:                                       Frank D'Angelo
                                                    14 Brewster Road
                                                    Brampton  ON L6T 5B7

                                                    Fax No.: 905-

or at such other address as the party to whom such Notice is to be given shall have last notified the party giving same, in the manner provided in this Section. Any Notice delivered to the party to whom it is addressed as provided in this Section shall be deemed to have been given and received on the day it is so delivered at such address, provided that it is delivered during normal business hours and further provided if such day is not a business day then the Notice shall be deemed to have been given and received on the business day next following such day. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first (1st) business day after its transmission.

8. Governing Law - This Agreement shall be interpreted, enforced and governed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The parties expressly attorn to the jurisdiction of the courts of the Province of Ontario.

9. Representations of Optionee - The Optionee acknowledges, represents and warrants to the Optioner as follows:

     (a) The Optionee understand that the sale and transfer of the Warrant or Shares to him by Optioner is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), based, in part, upon the representations, warranties and agreements of the Optionee contained herein;

     (b) The Optionee is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Warrant or Shares to be acquired by him from the Optioner are being acquired for his own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law;

     (c) The Optionee has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in the Warrant or Shares and is capable of bearing the economic risks of such investment; and the Optionee has previously invested in securities similar to the Warrant or Shares;

     (d) The Optionee may have to bear the economic risk of the investment indefinitely because none of the Warrant or Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Act and applicable state securities laws or an exemption from registration is available. Legends may be placed on the Warrant or Shares to this effect and with reference to applicable state securities laws, to which legends the Optionee agrees, and appropriate notations thereof may be made in the Company's stock books. The
          Optionee will not sell or transfer the shares until they are registered for resale under the Securities Act or unless an exemption from registration under the Securities Act is available;

     (e) The Optionee has adequate means of providing for his current needs and foreseeable personal contingencies and has no need for the investment in the Warrant or Shares to be liquid;

     (f) The Optionee is aware that an investment in the Warrant or Shares involves a number of very significant risks and is able to bear the loss of his entire investment.

10. Time of Essence - Time shall be of the essence of this Agreement and every part thereof.


11. Amendments - No supplement, modification, amendment, waiver or termination of this Agreement shall be binding upon the parties hereto unless agreed to by such parties in writing.

12. Headings - The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

13. Entire Agreement - This Agreement constitutes the entire understanding and agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions or understandings with respect to the subject matter hereof.

14. Further Assurances - Each of the Optioner and the Optionee hereby covenants and agrees that it shall, at any time or times and from time to time, upon the request of the other and with reasonable diligence, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and proxies as may be required or desirable to better carry out and perform the intent and terms of this Agreement.

15. Enurement - This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF the parties have hereunto duly executed this Agreement.


SIGNED SEALED AND DELIVERED                    )
                                               )
in the presence of:                            ) /s/ Frank D'Angelo
                                               ) ------------------
                                               ) Frank D'Angelo
---------------------------                    )
                                                 WASANDA ENTERPRISES INC.

                                                 Per: /s/ Michael Florence
                                                      --------------------------
                                                                             c/s